                                                                   EXHIBIT 10.1

===============================================================================

                                U.S. $30,000,000

                                CREDIT AGREEMENT

                          Dated as of November 19, 1999

                                     between

                             M & T BANK CORPORATION

                                   AS BORROWER

                                       and

                                 CITIBANK, N.A.
                                    AS LENDER

===============================================================================


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                                TABLE OF CONTENTS

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                                                                          PAGE
                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.........................................1
SECTION 1.02.  Types of Advances.............................................9
SECTION 1.03   Accounting Terms and Determinations...........................9

                  ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Commitment...............................................10
SECTION 2.02.  Advances.....................................................10
SECTION 2.03.  Interest Elections...........................................10
SECTION 2.04.  Termination, Reduction and Extension of the Commitment.......11
SECTION 2.05.  Repayment of Advances; Note..................................12
SECTION 2.06.  Prepayment of Advances.......................................12
SECTION 2.07   Facility Fees; Utilization Fees..............................13
SECTION 2.08.  Interest.....................................................13
SECTION 2.09.  Alternate Rate of Interest...................................14
SECTION 2.10.  Increased Costs..............................................15
SECTION 2.11.  Break Funding Payments.......................................15
SECTION 2.12.  Taxes........................................................16
SECTION 2.13.  Payments Generally...........................................16

                        ARTICLE III CONDITIONS OF LENDING

SECTION 3.01.  Condition Precedent to Initial Advance.......................17
SECTION 3.02.  Conditions Precedent to Each Advance.........................18

                    ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Organization; Powers.........................................18
SECTION 4.02.  Authorization; Enforceability................................18
SECTION 4.03.  Government Approvals; No Conflicts...........................18
SECTION 4.04.  Financial Condition; No Material Adverse Change..............19
SECTION 4.05.  Year 2000....................................................19
SECTION 4.06.  Litigation...................................................19
SECTION 4.07.  Compliance with Laws and Agreements..........................19
SECTION 4.08.  Investment and Holding Company Status........................19
SECTION 4.09.  Margin Regulations...........................................19
SECTION 4.10.  Taxes........................................................19
SECTION 4.11.  Environmental Matters........................................20
SECTION 4.12.  Existing Agreement...........................................20
SECTION 4.13.  Solvency.....................................................20
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                                      -i-

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
                       ARTICLE V COVENANTS OF THE BORROWER

SECTION 5.01.  General Covenants............................................20
SECTION 5.02.  Financial Covenants..........................................26

                          ARTICLE VI EVENTS OF DEFAULT

SECTION 6.01.  Events of Default............................................27

                            ARTICLE VII MISCELLANEOUS

SECTION 7.01.  Amendments, Etc..............................................29
SECTION 7.02.  Notices, Etc.................................................29
SECTION 7.03.  No Waiver; Remedies..........................................29
SECTION 7.04.  Costs, Expenses and Indemnification..........................29
SECTION 7.05.  Assignments and Participations...............................30
SECTION 7.06.  Governing Law; Submission to Jurisdiction....................30
SECTION 7.07.  Severability.................................................31
SECTION 7.08.  Execution in Counterparts....................................31
SECTION 7.09.  Survival.....................................................31
SECTION 7.10.  Waiver of Jury Trial.........................................31
SECTION 7.11.  No Fiduciary Relationship....................................31
SECTION 7.12.  No Reliance..................................................31

                                    SCHEDULES
Schedule I   -  Existing Credit Agreements/Existing Liens

                                    EXHIBITS

Exhibit A  -  Form of Note
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                                     -ii-

                                CREDIT AGREEMENT


         CREDIT AGREEMENT dated as of November 19, 1999, between M & T BANK CORPORATION, a New York corporation (the "BORROWER"), and CITIBANK, N.A. (the "LENDER"), a national bank.

         The Borrower has requested that the Lender make Advances to it in an aggregate principal amount up to but not exceeding $30,000,000 at any one time outstanding, and the Lender is prepared to make such Advances on and subject to the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADVANCE" means each advance by the Lender to the Borrower pursuant to
Section 2.01.

          "AFFILIATE" means any Person that, directly or indirectly, controls, is controlled by or is under common control with the Borrower. For purposes of this definition, the term "CONTROL" (including the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") of a Person shall mean the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such Voting Stock, by contract or otherwise. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate solely by reason of his or her being an officer or director of the Borrower and the Borrower and the Subsidiaries shall not be deemed to be Affiliates of each other.

          "APPLICABLE FACILITY FEE RATE" means 0.11% per annum.

          "APPLICABLE LENDING OFFICE" means the office of the Lender specified on the signature page hereof, or such other office of the Lender as the Lender may from time to time specify to the Borrower.

          "APPLICABLE MARGIN" means (a) with respect to Base Rate Advances, 0% per annum and (b) with respect to LIBO Rate Advances, 0.34% per annum.

          "APPLICABLE UTILIZATION FEE RATE" means 0.10% per annum.

          "BANK SUBSIDIARY" means a Subsidiary of the Borrower that is a bank or banking institution and shall include any Insured Subsidiary.

          "BASE RATE" means a fluctuating interest rate per annum in effect from time to time which shall at all times be equal to the highest of:

          (a) the rate of interest announced publicly by the Lender in New York, New York, from time to time, as the Lender's Base Rate;

          (b) 0.50% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to the basis of a year of 365 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Lender on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Lender from three New York certificate of deposit dealers of recognized standing selected by the Lender, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent;

          (c)  0.50% per annum above the Federal Funds Rate; and

          (d) for the period from and including December 15, 1999 to and including January 15, 2000, 2% per annum above the "targeted federal funds rate" (as defined in Regulation A of the Board of Governors of the Federal Reserve System).

Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE ADVANCE" means, at any time, an Advance which bears interest at the Base Rate.

          "BORROWER" means M&T Bank Corporation and its successors and assigns.

          "BUSINESS DAY" means (a) a day on which banks are not required or authorized to close in New York, New York and (b) if the applicable Business Day relates to any LIBO Rate Advance, on which dealings in deposits are carried on in the London interbank market.

          "CHANGE IN CONTROL" means any of the following events:

          (a) the Borrower is merged, consolidated or reorganized into or with another corporation or other Person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding Voting Stock of the corporation or other Person that is the survivor of such merger, consolidation or reorganization immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Borrower immediately prior to such transaction; or

          (b) the Borrower sells all or substantially all of its assets to any other corporation or other Person, and less than a majority of the combined voting power of the then outstanding Voting Stock of such corporation or other Person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Borrower immediately prior to such sale; or

          (c) any "person" or "group" as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable (except that for purposes of this paragraph (c) such person or group shall not include the Wilmers Group or its members) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all Voting Stock of the Borrower, or Mr. Robert G. Wilmers shall, as a result of a sale or other disposition (other than a share exchange in connection with a merger otherwise permitted hereby) of shares, cease to own, beneficially and of record, at least 5% of the aggregate voting power of all Voting Stock of the Borrower; or

          (d) during any period of 13 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (i) who were members of said Board on the first day of such period,
(ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board.

          "CLOSING DATE" means the date on which the Lender notifies the Borrower that the conditions precedent set forth in Section 3.01 have been satisfied.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITMENT" has the meaning specified in Section 2.01.

          "COMMITMENT TERMINATION DATE" means the day 364 days after the Closing Date or, in the event that the Commitment is extended pursuant to Section 2.04(d), the date to which the Commitment is extended; PROVIDED, that if such day is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.

          "CONSOLIDATED NET WORTH" means the aggregate of the capital stock, surplus and retained earnings of the Borrower and its Consolidated Subsidiaries, but excluding treasury stock and capital stock subscribed and unissued, all determined on a consolidated basis.

          "CONSOLIDATED NON-PERFORMING ASSETS" means, on any date, the aggregate amount of loans and leases that are not accruing interest or that are 90 days or more past due in the payment of principal and interest, renegotiated or restructured loans and leases, in substance foreclosures and foreclosed real estate and other foreclosed property of the Borrower and its Consolidated Subsidiaries on such date.

          "CONSOLIDATED RESERVE FOR CREDIT LOSSES" means, on any date, the consolidated allowance for loan and lease losses for the Borrower and its Consolidated Subsidiaries on such date.

          "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary of the Borrower the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared in accordance with GAAP as of such date.

          "CONSOLIDATED TANGIBLE NET WORTH" means the Consolidated Net Worth less the book value of goodwill, patents, trademarks, service marks, trade names, copyrights, charters, franchises, certificates, permits and licenses and any other intangible assets of the Borrower and its Consolidated Subsidiaries on a consolidated basis.

          "CONSOLIDATED TOTAL TANGIBLE ASSETS" means, at any time, the aggregate amount of assets of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP less the book value of goodwill, patents, trademarks, service marks, trade names, copyrights, charters, franchises, certificates, permits and licenses and any other intangible assets of the Borrower and its Consolidated Subsidiaries on a consolidated basis.

          "DEBT" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (excluding, however, trade accounts payable arising in the ordinary course of business and not overdue),
(d) capital lease obligations of such Person, (e) Debt of others Guaranteed by such Person, (f) Debt of others secured by a Lien on the property of such Person, (g) all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of shares of capital stock of such Person,
(h) all obligations, contingent or otherwise, of such Person in respect of letters of credit or acceptances (other than commercial letters of credit in respect of trade accounts payable and not overdue) and (i) the net liability of such Person under Hedge Agreements, EXCLUDING, from this definition, other than for purposes of Section 6.01(d), the Junior Subordinated Debentures issued by the Borrower in connection with preferred capital securities issued by First Empire Capital Trust I, a Delaware business trust, First Empire Capital Trust II, a Delaware business trust, or OnBank Capital Trust I, a Delaware business trust.

          "DEFAULT" means an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default.

          "DOLLARS" and "$" means lawful money of the United States of America.

          "DOUBLE LEVERAGE RATIO" means the ratio of (i) the aggregate investment of the Borrower in capital stock of its Subsidiaries, including its interest in undistributed earnings and intangibles (determined in accordance with GAAP) of its Subsidiaries, to (ii) Consolidated Net Worth of the Borrower.

          "ENVIRONMENTAL LAWS" means any and all present and future Federal, state and local laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 4143 of the Code.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCLUDED TAXES" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its Applicable Lending Office is located and (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located.

          "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

          "GAAP" means generally accepted United States accounting principles.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "HEDGE AGREEMENT" means any rate, basis, commodity, currency, debt or equity swap, any cap, collar or floor agreement, or any similar agreement entered into for the purpose of hedging risk.

          "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

          "INSURED SUBSIDIARY" means any insured depositary institution (as defined in 12 U.S.C. Section 1813(c)(2) or any successor provision, as amended, reenacted or redesignated from time to time) that is controlled (within the meaning of 12 U.S.C. Section 1841(a)(2) or any successor provision as amended, reenacted or redesignated from time to time) by the Borrower.

          "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Advance, each Quarterly Date and (b) with respect to any LIBO Rate Advance, the last day of each Interest Period therefor and, in the case of any Interest Period that has a duration of more than three months, each day prior to the last day of such Interest Period that occurs at intervals of three months after the first day of such Interest Period.

          "INTEREST PERIOD" means, with respect to any LIBO Rate Advance, the period beginning on the date such LIBO Rate Advance is made, or converted from a Base Rate Advance, or on the last day of the immediately preceding Interest Period, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period in respect of any LIBO Rate Advance shall be 1, 2, 3 or 6 months as the Borrower may select as provided in Section 2.03; PROVIDED, HOWEVER, that (i) each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business

Day, and (iii) any Interest Period that would otherwise extend beyond the Commitment Termination Date shall end on the Commitment Termination Date.

          "LENDER" means Citibank, N.A. and its successors and assigns.

          "LIBO RATE" means, with respect to any LIBO Rate Advance, for any Interest Period:

          (a) the offered rate for deposits in Dollars with a maturity comparable to such Interest Period appearing on Page 3750 of the Telerate Service of Bridge Information Service (or on any successor or substitute page of such Service, or any successor to such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time, for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of approximately 11:00 a.m. (London time) on the date two Business Days prior to the commencement of such Interest Period;

          (b) if such date does not appear on said Page 3750 (or such successor), the offered rate for deposits in Dollars with a maturity comparable to such Interest Period appearing on the display designated on page "LIBO" on the Reuter Monitor Money Rates Service (or on any successor or substitute page of such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time, for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of approximately 11:00 a.m. (London time) on the date two Business Days prior to the commencement of such Interest Period; and

          (c) in the event that neither rate referred to in clauses (a) or (b) is available at such time for any reason, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Lender in London, England to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the date two Business Days before the first day of such Interest Period in the amount of the Advance if such Advance were to be outstanding for such Interest Period.

          "LIBO RATE ADVANCE" means, at any time, an Advance which bears interest at a rate based upon the LIBO Rate.

          "LIBO RATE RESERVE PERCENTAGE" for any Interest Period for any LIBO Rate Advance means the effective rate (expressed as a percentage) at which reserve requirements (including, without limitation, emergency, supplemental and other marginal reserve requirements) are imposed on the Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, condition (financial or otherwise), operations or prospects of the Borrower or of the Borrower and its Consolidated Subsidiaries taken as a whole,
(ii) the legality, validity or enforceability of this Agreement or the Note or
(iii) the ability of the Borrower to perform its obligations under this Agreement or the Note in any material respect.

          "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in
Section 4001(a)(3) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NON-PERFORMING ASSET COVERAGE RATIO" means, on any date, the ratio of
(a) Consolidated Net Worth PLUS Consolidated Reserve for Credit Losses on such date to (b) Consolidated Non-Performing Assets on such date.

          "NOTE" has the meaning specified in Section 2.05(b).

          "OTHER TAXES" means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "QUARTERLY DATE" means the last Business Day of each March, June, September and December.

          "SIGNIFICANT SUBSIDIARY" means (i) any Subsidiary of the Borrower that would be a "significant subsidiary" within the meaning of Regulation S-X of the SEC and (ii) any Bank Subsidiary.

          "SOLVENT" means, with respect to any Person on a particular date, that
(i) the fair value of the property of such Person is greater than the total amount of the liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, and (iv) such Person is not engaged in business, and is not about to engage in business, for which such Person's property would constitute unreasonably small capital.

          "SUBSIDIARY" means any Person of which at least a majority of the Voting Stock is at the time directly or indirectly owned or controlled by the Borrower or one or more Subsidiaries or by the Borrower and one or more Subsidiaries.

          "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any governmental authority.

          "VOTING STOCK" means, at any time, the outstanding securities of any Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person.

          "WILMERS GROUP" means Robert G. Wilmers and the other members of the group of related Persons described under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES" in the proxy statement of the Borrower relating to its 1999 Annual Meeting of Stockholders.

          "YEAR 2000 PROBLEM" means any significant risk that computer hardware or software used in its essential business systems, process control systems or other operations of the Borrower will not, in the case of dates or time periods occurring after December 31, 1999, function adequately so that no Material Adverse Effect will result from the advent of year 2000.

          SECTION 1.02. TYPES OF ADVANCES. The "Type" of an Advance refers to whether it is at the time a Base Rate Advance or a LIBO Rate Advance.

          SECTION 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall (unless otherwise disclosed to the Lender in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lender hereunder after the date hereof. All calculations made for the purposes of determining compliance with the terms of Section 5.02 shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lender pursuant to Section 5.01(g) hereof.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. THE COMMITMENT. The Lender agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower in Dollars from time to time on any Business Day during the period from the date hereof until the Commitment Termination Date in an aggregate principal amount not to exceed at any one time outstanding $30,000,000 (the "COMMITMENT"). Within the foregoing limits and subject to the terms and conditions of this Agreement the Borrower may borrow, prepay and reborrow the amount of the Commitment. Each Advance shall be in a minimum amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof.

          SECTION 2.02. ADVANCES. To request an Advance, the Borrower shall give the Lender irrevocable, written notice of such Advance (i) in the case of a LIBO Rate Advance, not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of such Advance or (ii) in the case of a Base Rate Advance, not later than 11:00 a.m. (New York City time) on the day of such Advance. Each such notice shall be by telecopier, telex or cable and shall specify the requested (i) date of such Advance, which shall be a Business Day,
(ii) Type of Advance, (iii) amount of such Advance and (iv) in the case of an Advance consisting of a LIBO Rate Advance, initial Interest Period for such Advance. The Lender will make the proceeds of each Advance available to the Borrower by crediting the amount thereof, in immediately available funds, to an account of the Borrower maintained with the Lender in New York City (or such other account as the Lender and the Borrower may agree) (i) by 12:00 noon (New York City time) in the case of a LIBO Rate Advance and (ii) by the end of the same Business Day, if possible, in the case of a Base Rate Advance.

          SECTION 2.03. INTEREST ELECTIONS. Each Advance initially shall be of the Type specified in the notice of such Advance and, in the case of a LIBO Rate Advance, shall have an initial Interest Period as specified in such notice. Thereafter, the Borrower may elect to convert such Advance to a different Type or to continue such Advance as the same Type and, in the case of a LIBO Rate Advance, may elect Interest Periods therefor, all as provided in this Section
2.03. The Borrower may elect different options with respect to different portions of the affected Advance, in which case each such portion shall be considered a separate Advance (PROVIDED, that each such portion, in the case of a LIBO Rate Advance, shall be in a minimum amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof). To make an election pursuant to this
Section 2.03, the Borrower shall notify the Lender of such election by telephone by the time that a notice of Advance would be required under Section 2.02 if the Borrower were requesting an Advance of the Type resulting from such election to be made on the effective date of such election. Each such telephonic election shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written interest election request in a form approved by the Lender and signed by the Borrower. Each telephonic and written interest election request shall specify the following information:

                  (i) the Advance to which such interest election request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Advance (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Advance);

          (ii) the effective date of the election made pursuant to such interest election request, which shall be a Business Day;

          (iii) whether the resulting Advance is to be a Base Rate Advance or a LIBO Rate Advance, or a specified combination thereof; and

          (iv) if the resulting Advance is a LIBO Rate Advance, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such interest election request requests a LIBO Rate Advance but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower fails to deliver a timely and complete interest election request with respect to a LIBO Rate Advance prior to the end of the Interest Period applicable thereto, then, unless such Advance is repaid as provided herein, at the end of such Interest Period such Advance shall be converted to a Base Rate Advance. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Advance may be converted to or continued as a LIBO Rate Advance and (ii) unless repaid, each LIBO Rate Advance shall be converted to a Base Rate Advance at the end of the Interest Period applicable thereto.

          SECTION 2.04. TERMINATION, REDUCTION AND EXTENSION OF THE COMMITMENT.

          (a) Unless previously terminated, the Commitment shall automatically terminate on the Commitment Termination Date.

          (b) The Borrower shall have the right to terminate or reduce the Commitment at any time or from time to time; PROVIDED, that (i) the Borrower shall give irrevocable, written notice of each such termination or reduction to the Lender at least three Business Days before such termination or reduction,
(ii) each partial reduction shall be in a minimum amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Advances pursuant to Section 2.06, at any time, the aggregate outstanding principal amount of the Advances at such time would exceed the Commitment.

          (c)  The Commitment once terminated or reduced pursuant to this
Section 2.04 may not be reinstated.

          (d) The Borrower may, by written notice to the Lender not less than 30 days and not more than 45 days prior to the Commitment Termination Date then in effect (the "EXISTING COMMITMENT TERMINATION DATE"), request that the Lender extend the Commitment Termination Date to the date falling 364 days after the Existing Commitment Termination Date. The Existing Commitment Termination Date shall be extended (effective as of the Existing Commitment

Termination Date) to the date falling 364 days after the Existing Commitment Termination Date if the Lender so agrees, in its sole discretion; PROVIDED, that no such extension shall be effective unless (i) no Event of Default or Default shall have occurred and be continuing on the date of such request or on the Existing Commitment Termination Date and (ii) the representations and warranties made by the Borrower in Article IV hereof shall be true on and as of the date of such request and the Existing Commitment Termination Date with the same force and effect as if made on and as of such dates (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each request for extension hereunder by the Borrower shall constitute a certification by the Borrower to the effect set forth in clauses
(i) and (ii) above (both as of the date of such request and, unless the Borrower otherwise notifies the Lender prior to the Existing Commitment Termination Date, as of the Existing Commitment Termination Date). The Lender will notify the Borrower in writing of its decision not less than 20 days and not more than 30 days prior to the Existing Commitment Termination Date; PROVIDED that in no event may the Borrower request more than two such extensions. If any such extension of the Existing Commitment Termination Date shall not become effective, then the Commitment shall reduce to zero on the Existing Commitment Termination Date and the Commitment Termination Date shall remain the Existing Commitment Termination Date.

          SECTION 2.05. REPAYMENT OF ADVANCES; NOTE.

          (a) The Borrower hereby unconditionally promises to pay to the Lender the outstanding principal amount of the Advances on the Commitment Termination Date.

          (b) The Advances shall be evidenced by a single promissory note of the Borrower (the "NOTE") in substantially the form of Exhibit A hereto, dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Commitment and otherwise duly completed. The Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) attached to the Note the date, amount and Type of and the Interest Period (if any) for each Advance made by the Lender to the Borrower hereunder and the date and the amount of each payment or prepayment of principal of such Advance received by the Lender; PROVIDED, that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower under the Note or hereunder.

          SECTION 2.06. PREPAYMENT OF ADVANCES.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Advance in whole or in part, subject to the requirements of this Section 2.06.

          (b) The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a LIBO Rate Advance, not later than 11:00 a.m. (New York City time) two Business Days before the date of prepayment or (ii) in the case of prepayment of an Base Rate Advance, not later than 11:00 a.m. (New York City time) on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Advance or portion thereof to be prepaid. Each partial prepayment of any Advance shall be in a minimum amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to prepay any outstanding

Base Rate Advances before any LIBO Rate Advances. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08 and all amounts payable in connection therewith pursuant to Section 2.11.

          (c) If either (i) there shall occur a Change in Control, or (ii) the Borrower shall, with respect to any Significant Subsidiary, cease to own, beneficially and of record, a majority of the issued and outstanding Voting Stock of such Significant Subsidiary, the Borrower shall, within 5 Business Days of the making of written demand by the Lender, prepay in full the outstanding Loans together with accrued and unpaid interest thereon and all other amounts payable hereunder, and upon the giving of such demand the Commitment shall forthwith terminate. Nothing herein shall require a prepayment by reason of the transfer of assets of a Significant Subsidiary to the Borrower or another Significant Subsidiary.

          SECTION 2.07 FACILITY FEES; UTILIZATION FEES.

          (a) The Borrower shall pay to the Lender a facility fee on the amount of the Commitment (whether or not utilized) for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated or the Commitment Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate. Accrued facility fee shall be payable in arrears on each Quarterly Date and on the earlier of the date the Commitment terminates and the Commitment Termination Date. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower shall pay to the Lender a utilization fee on the aggregate outstanding principal amount of the Advances during any period that the aggregate outstanding principal amount of the Advances exceeds an amount equal to 50% of the aggregate amount of the Commitment, at a rate per annum equal to the Applicable Utilization Fee Rate. Accrued utilization fee shall be payable on each day on which a payment of interest is due under Section 2.08. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.08.  INTEREST.

          (a) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (b) Each LIBO Rate Advance shall bear interest during each Interest Period therefor at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin.

          (c) Notwithstanding clauses (a) and (b) above, during any period that an Event of Default has occurred and is continuing, the Borrower agrees to pay to the Lender interest at a rate per annum equal to (i) in the case of any principal of any Advance, 2% per annum PLUS the rate otherwise applicable to such Advance as provided above or (ii) in the case of any other amount, 2% per annum above the Base Rate.

          (d) Accrued interest on each Advance shall be payable in arrears on each Interest Payment Date for such Advance and upon termination of the Commitment; PROVIDED, that (i) interest accrued pursuant to paragraph (c) of this Section 2.08 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Advance, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Advance prior to the end of the then current Interest Period therefor, accrued interest on such Advance shall be payable on the effective date of such conversion.

          (e) The Borrower agrees to pay to the Lender, so long as the Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or the equivalent), additional interest on the unpaid principal amount of each LIBO Rate Advance, from the date of such LIBO Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the then current Interest Period for such LIBO Rate Advance from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% MINUS the LIBO Rate Reserve Percentage for such Interest Period, payable on each date on which interest is payable on such LIBO Rate Advance. A certificate of the Lender setting forth the amount to which the Lender is then entitled under this Section 2.08(e) shall be conclusive and binding on the Borrower in the absence of manifest error.

          (f) All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBO Rate and computations of interest pursuant to Section 2.08(e) shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          SECTION 2.09. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a LIBO Rate Advance the Lender determines (which determination shall be conclusive absent manifest error) that:

          (a) adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining such Advance for such Interest Period;

then the Lender shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter certifying the reasons for its determination and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) any interest election request that requests the conversion of any Advance to, or continuation of any Advance as, a LIBO Rate Advance shall be ineffective and (ii) if any notice of Advance requests a LIBO Rate Advance, such Advance shall be made as a Base Rate Advance.

          SECTION 2.10. INCREASED COSTS.

          (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBO Rate Reserve Percentage) in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or (ii) the compliance with any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining LIBO Rate Advances, the Borrower shall from time to time, within 30 days after delivery by the Lender to the Borrower of a certificate as to such change or required compliance and the amount of such increased cost, pay to the Lender the amount of the increased costs set forth in such certificate (which certificate shall be conclusive and binding on the Borrower in the absence of manifest error).

          (b) If the Lender determines that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender's Commitment and other commitments of this type, or the Advances, then, the Borrower shall, within 30 days after delivery by the Lender to the Borrower of a certificate as to such required compliance, pay to the Lender the amount required to compensate the Lender therefor (a certificate of the Lender as to such amount to be conclusive and binding on the Borrower in the absence of manifest error).

          SECTION 2.11. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any LIBO Rate Advance other than on the last day of an Interest Period therefor (including without limitation as a result of an Event of Default), (b) the conversion of any LIBO Rate Advance other than on the last day of an Interest Period therefor or (c) the failure to borrow, convert, continue or prepay any Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event, which shall be the amount, as reasonably determined by the Lender, equal to the excess, if any, of (i) the LIBO Rate for the balance of such Interest Period (or for the Interest Period that would have commenced on such borrowing, conversion, continuation or prepayment), over (ii) the amount of interest that the Lender would earn on such principal amount for the balance of such Interest Period (or for such Interest Period) if the Lender were to invest such principal amount for such period at the interest rate that would be bid by the Lender (or an Affiliate of the Lender) for Dollar deposits from other banks in the Eurodollar market at the commencement of such period. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section 2.11 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

          SECTION 2.12. TAXES.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a governmental authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

          (e) The Lender agrees to use reasonable efforts, consistent in its opinion with applicable law and with its policies, to minimize to the extent reasonably possible any applicable Taxes.

          SECTION 2.13. PAYMENTS GENERALLY.

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.10, 2.11 or 2.12, or otherwise) prior to 12:00 noon (New York City time) on the date when due, in Dollars and immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its office at 399 Park Avenue, New York, New York 10043. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

          (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied first, to pay interest then due hereunder, then to pay fees and other amounts (other than principal) hereunder, then to pay principal due hereunder.

               (c) Without limiting any of the obligations of the Borrower or the rights of the Lender hereunder, if the Borrower shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under the Note, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, without prior notice to the Borrower (which notice is expressly waived by the Borrower to the fullest extent permitted by applicable law), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) with, and any other obligations at any time held or owing by, the Lender or any branch or agency thereof to or for the credit or account of the Borrower. The Lender shall promptly provide notice to the Borrower of such set-off; PROVIDED, that failure by the Lender to provide such notice to the Borrower shall not give the Borrower any cause of action or right to damages or affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to any other rights and remedies (including, without limitation, any other rights of set-off) that the Lender may have.

                                   ARTICLE III

                              CONDITIONS OF LENDING

          SECTION 3.01. CONDITION PRECEDENT TO INITIAL ADVANCE. The obligation of the Lender to make its initial Advance is subject to the condition precedent that the Lender shall have received, on or before November 23, 1999, the following documents, each (unless otherwise specified below) dated the Closing Date and in form and substance satisfactory to the Lender:

          (a) The Note, duly executed by the Borrower, payable to the order of the Lender in the principal amount of the Commitment.

          (b) Certified copies of (x) the charter and by-laws of the Borrower (or equivalent documents) of the Borrower, (y) the resolutions of the Board of Directors of the Borrower authorizing and approving this Agreement and the Note and (z) all documents evidencing other necessary corporate action, if any, with respect to this Agreement and the Note.

          (c) A certificate of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Note and any other documents to be delivered hereunder.

          (d) A certificate of the Secretary of the State of New York dated a date reasonably close to the date hereof as to the good standing of and charter documents filed by the Borrower.

          (e) A favorable written opinion of Richard A. Lammert, Esq., Senior Vice President and General Counsel of the Borrower, covering such matters relating to this Agreement and the Note as the Lender may require.

          (f) A favorable written opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Lender, covering such matters relating to the transactions contemplated hereby as the Lender may require.

          SECTION 3.02. CONDITIONS PRECEDENT TO EACH ADVANCE. The obligation of the Lender to make each Advance (including, without limitation, the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance (a) the representations and warranties set forth in Article IV are true and correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds thereof, as though made on and as of such date and (b) no Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds thereof.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender that:

          SECTION 4.01. ORGANIZATION; POWERS. Each of the Borrower and each Significant Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 4.02. AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Note by the Borrower are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and the Note when duly executed and delivered for value will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.03. GOVERNMENT APPROVALS; NO CONFLICTS. The execution, delivery and performance of this Agreement and the Note by the Borrower (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

          SECTION 4.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. The Borrower has heretofore furnished to the Lender its audited consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 1998, with the opinion thereon of Pricewaterhouse Coopers LLP. Such financial statements present fairly the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP. Since December 31, 1998, no event or circumstance has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.05. YEAR 2000. The Borrower has reviewed and is currently completing a detailed analysis of its operations with a view to assessing whether it or any Subsidiary will be vulnerable to a Year 2000 Problem. Based on such review, the Borrower does not believe that a Material Adverse Effect will result from a Year 2000 Problem.

          SECTION 4.06. LITIGATION. There are no actions, suits or proceedings by or before any arbitrator or governmental authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Note or the transactions contemplated hereby or thereby.

          SECTION 4.07. COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower and each Significant Subsidiary are in compliance with all applicable laws (including without limitation Environmental Laws, Tax laws and ERISA), regulations and orders of any governmental authority and all indentures, agreements and other instruments to which any of them is a party, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any Significant Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.09. MARGIN REGULATIONS. On the date hereof and immediately after applying the proceeds of each Advance, not more than 25% of the value of the assets subject to Section 5.01(j) or Section 5.01(l) hereof is represented by margin stock as defined in Regulation U or X of the Board of Governors of the Federal Reserve System.

          SECTION 4.10. TAXES. The Borrower and each Significant Subsidiary have filed (or have obtained extensions of the time by which they are required to file) all United States Federal income Tax returns and all other material Tax returns required to be filed by them and have paid all Taxes shown due on the returns so filed as well as all other material Taxes, assessments and governmental charges which have become due, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

          SECTION 4.11. ENVIRONMENTAL MATTERS. Each of the Borrower and each Significant Subsidiary has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and each Significant Subsidiary is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          SECTION 4.12. EXISTING AGREEMENT. Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, indenture or other similar arrangement providing for or otherwise relating to any Debt or any extension of credit (or commitment for any extension of credit) to the Borrower or any Significant Subsidiary outstanding on the date hereof.

          SECTION 4.13. SOLVENCY. The Borrower is and, after giving effect to each Advance and the use of proceeds thereof, will be Solvent.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

          SECTION 5.01. GENERAL COVENANTS. So long as any principal of or interest on any Advance or any other amount payable hereunder or under the Note remains outstanding or the Commitment remains in effect, the Borrower covenants and agrees that:

          (a) The Borrower will, and will cause each Significant Subsidiary to, do or cause to be done all things necessary (i) to preserve its legal existence and (ii) to preserve, renew and keep in full force and effect in all material respects the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED, that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.01(j).

          (b) The Borrower will, and will cause each Significant Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Significant Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          (c) The Borrower will, and will cause each Significant Subsidiary to, comply with all applicable laws, statutes, rules, regulations and orders of, including without limitation all applicable Environmental Laws, Tax laws and ERISA, except for any non-compliance which could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          (d) The Borrower will, and will cause each Significant Subsidiary to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, and permit representatives of the Lender, upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect any of its property, and to discuss its business and affairs with its officers, all at such reasonable times and as often as reasonably requested by the Lender.

          (e) The Borrower will, and will cause each Significant Subsidiary to, preserve and maintain its property in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, additions, betterments and improvements thereto, except in each case where the failure to do so could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          (f) The Borrower will, and will cause each Significant Subsidiary to, maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

          (g) The Borrower will furnish to the Lender:

               (i) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such year, with the unqualified opinion thereon of an independent public accountant of recognized national standing;

               (ii) as soon as available and in any event within 55 days after the end of each of the first three fiscal quarters of the Borrower, consolidated statements of income, retained earnings and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and accompanied, in each case, by a certificate of the chief financial officer of the Borrower which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP (except for the absence of footnotes) consistently applied as at the end of, and for, such fiscal quarter (subject to normal year-end audit adjustments);

               (iii) as soon as possible and in any event within five days after the occurrence of any Default, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

               (iv) promptly upon their becoming available, the "Consolidated Reports of Condition and Income" of the Bank Subsidiaries, the "Parent Company Only Financial Statements for Bank Holding Companies" (report no. FR Y-9LP or any successor form of the Federal Reserve System) of the Borrower and the "Consolidated Financial Statements for Bank Holding Companies" (report no. FR Y-9C) of the Borrower;

               (v) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

               (vi) as soon as possible, and in any event within ten days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED, that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with
               Section 412(d) of the Code);

                    (ii) the distribution under Section 4041 of ERISA of a
               notice of intent to terminate any Plan or the termination of any Plan, other than a Plan separately maintained by an entity that becomes an ERISA Affiliate after the date hereof and which has been an ERISA Affiliate for less than one year at the time such notice of intent is filed; PROVIDED, that such notice does not relate to a "distress termination" described in Section 4041(c) of ERISA;

                    (iii) the institution by PBGC of proceedings under Section
               4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal by the Borrower
               or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

               (vii) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower files with the Securities and Exchange Commission or any national securities exchange;

               (viii) promptly upon the Borrower determining that there has been the occurrence of any Change in Control or upon the Borrower's ceasing to own, beneficially and of record, at least a majority of the issued and outstanding shares of Voting Stock of any Significant Subsidiary, notice of such event together a reasonably detailed description of such transaction; and

               (ix) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

               (h) The Borrower shall promptly give to the Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Borrower or any Significant Subsidiary, except proceedings which would not be likely to have a Material Adverse Effect.

               (i) The Borrower will use the proceeds of the Advances for its general corporate purposes, including as commercial paper backstop, and/or to finance the repurchase or redemption of outstanding shares of capital stock of the Borrower, in compliance with all applicable laws; PROVIDED, that the Lender shall have no responsibility as to the use of any of such proceeds.

               (j) The Borrower shall not sell or otherwise dispose of all or any substantial portion of the shares of the capital stock of any of its Significant Subsidiaries, and neither the Borrower nor any of its Significant Subsidiaries shall sell, lease or otherwise dispose of all or any substantial portion of their assets other than in the ordinary course of business, or liquidate, merge or consolidate with or into any other Person; PROVIDED, that the Borrower may merge or consolidate with or into another Person if no Default or Change in Control has occurred and is continuing or would result from such merger or consolidation and if the Borrower is the surviving company; and PROVIDED, further, that any Subsidiary may merge or consolidate with or into another Person if no Default or Change in Control has occurred and is continuing or would result from such merger or consolidation and if the Subsidiary is the surviving company; and PROVIDED, further, that any Subsidiary may be liquidated if the net assets of such Subsidiary are distributed to the Borrower or another Subsidiary. The Borrower will not, and will not permit any Significant Subsidiary to, engage to any material extent in any business other than businesses of the types conducted by the Borrower and its Significant Subsidiaries on the date hereof and businesses which are otherwise permitted to them under the applicable provisions of the Bank Holding Company Act of 1956, as amended, the New York Banking Law, the National Bank Act, the Federal Reserve Act or other applicable laws.

          (k) The Borrower will not, and will not permit any Significant Subsidiary to, at any time create, assume or suffer to exist any Lien upon or with respect to any of the capital stock of any Significant Subsidiary.

          (l) The Borrower will not, nor will it permit any Significant Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except the following (each, a "PERMITTED LIEN"):

          (i) Liens in existence on the date hereof and listed in Schedule I hereto;

          (ii) Liens imposed by any governmental authority for Taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower or its Significant Subsidiary, as the case may be, in accordance with GAAP;

          (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 6.01(f) hereof;

          (iv) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (v) deposits to secure the performance of bids, trade contracts (other than for Debt) leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any Significant Subsidiary;

          (vii) Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or reinsurance agreements entered into by, any Insurance Subsidiary in the ordinary course of business;

          (viii) Liens on property of any corporation that becomes a Significant Subsidiary of the Borrower after the date hereof; PROVIDED, that such Liens are in existence at the time such corporation becomes a Significant Subsidiary of the Borrower and were not created in anticipation thereof;

          (ix) Liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any Significant Subsidiary, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; PROVIDED, that (i) no such Lien shall extend to or cover any property of the Borrower or such Significant Subsidiary other than the property so acquired and improvements thereon and (ii) the principal amount of Debt secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Borrower) of such property at the time it was acquired (by purchase, construction or otherwise);

          (x) judgment and other similar Liens arising in connection with court proceedings, PROVIDED, that the execution or other enforcement of such judgment or other similar Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings (without prejudice to Section 6.01(f));

          (xi) rights of lessors under capitalized leases;

          (xii) Liens on its assets created in connection with the refinancing of indebtedness secured by Permitted Liens on such assets, PROVIDED, that the amount of indebtedness secured by any such Lien shall not be increased as a result of such refinancing and no such Liens shall extend to property and assets of the Borrower or any Significant Subsidiary not encumbered prior to any such refinancing;

          (xiii) Liens incurred in connection with repurchase agreements; Liens incurred in connection with asset securitizations; Liens granted to a Federal Reserve Bank or a Federal Home Loan Bank to secure advances or other transactions incidental to the banking business of the Borrower or any Significant Subsidiary, including loans to meet liquidity requirements; and

          (xiv) Liens securing obligations of a Significant Subsidiary to the Borrower or another Significant Subsidiary.

          (m) The Borrower will not, and will not permit any Significant Subsidiary to, enter into, incur or permit to exist any indenture, agreement, instrument or other contractual arrangement that, directly or indirectly, prohibits or restricts, or has the effect of prohibiting or restricting, or imposes any condition upon the ability of such Significant Subsidiary to declare or pay any dividend or other distribution on any class of its stock to the Borrower.

          (n) The Borrower will take all action reasonable necessary to ensure that a Year 2000 Problem does not occur.

          (o) The Borrower will not, and will not permit any Significant Subsidiary to, directly or indirectly, (a) make any capital contribution or extension of credit to an Affiliate, (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate, (c) merge into or consolidate with an Affiliate except as explicitly permitted by Section 5.01(j), or purchase or acquire assets from an Affiliate or (d) enter into any other transaction, directly or indirectly, with or for the benefit of an Affiliate (including, without limitations, guarantees and assumptions of obligations of an Affiliate), other than transactions (excluding credit extended by the Borrower or any Significant Subsidiary to an Affiliate) entered into on an arm's-length basis, on terms no more favorable to such Affiliate than would be available to unrelated Persons; PROVIDED, that this Section 5.01(o) shall not prevent the Borrower or any Significant Subsidiary from entering into transactions with (i) any Affiliate the shares of which have been acquired by the Borrower or such Subsidiary in satisfaction of a debt previously contracted in good faith if such transactions are reasonably determined by the Borrower or such Subsidiary to be necessary or appropriate in connection with the ownership or disposition of such shares or (ii) any Affiliate that is a venture capital investment in which the Borrower may invest under applicable banking regulations if such transactions are reasonably determined by the Borrower or such Subsidiary to be necessary or appropriate in furtherance of such investment, PROVIDED that in any such case the relevant transactions under this proviso, individually or in the aggregate, would not have a Material Adverse Effect.

          SECTION 5.02. FINANCIAL COVENANTS.

          (a) The Borrower shall not permit its Double Leverage Ratio at any time to be greater than 1.25 to 1.0.

          (b) The Borrower shall not permit its Consolidated Tangible Net Worth to be at any time less than the higher of (i) $1,000,000,000 and (ii) 5% of Consolidated Total Tangible Assets at such time.

          (c) The Borrower shall not permit its Non-Performing Asset Coverage Ratio on any date to be less than 2.5 to 1.0.

          (d) The Borrower will, and will cause each Bank Subsidiary to, maintain at all times such amount of capital as may be prescribed by the Board of Governors of the Federal Reserve System (in the case of the Borrower and any state member bank Subsidiary) or the Comptroller of the Currency (in the case of any national bank Subsidiary), as the case may be, from time to time, whether by regulation, agreement or order. The Borrower shall at all times ensure that each Insured Subsidiary shall be "adequately capitalized" within the meaning of 12 U.S.C. Section 1831o, as amended, reenacted or redesignated from time to time.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or any fee or other amount whatsoever payable hereunder or under the Note when due and such failure remains unremedied for three Business Days; or

          (b) Any representation or warranty made by the Borrower herein or in any certificate or other document delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in (i) Sections 5.01(a), 5.01(g), 5.01(h), 5.01(i), 5.01(j), 5.01(k), 5.01(l), 5.01(n), 5.01(o), 5.02, or (ii) the Borrower
shall fail to perform or observe any other term or covenant in this Agreement on its part to be performed or observed and such failure remains unremedied for thirty Business Days after notice thereof shall have been given to the Borrower by the Lender; or

          (d) The Borrower or any Significant Subsidiary shall fail to pay any principal of or premium or interest on any other Debt of the Borrower or any Debt of such Significant Subsidiary having an aggregate outstanding principal amount of $10,000,000 or more ("MATERIAL DEBT") when the same becomes due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The Borrower or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or such Significant Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, moratorium or reorganization or relief of debtors, or liquidation or winding up, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any Significant Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Significant Subsidiary and shall remain unsatisfied, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such proceedings shall not have been stayed or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) The Borrower shall incur liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

          (h) Any Bank Subsidiary shall cease accepting deposits on the instruction of any Federal, state or other regulatory body with authority to give such instruction other than pursuant to an instruction applicable to national banks generally or a substantial portion thereof or banks located in a particular state or substantial portion thereof; or any Federal or state regulatory authority having jurisdiction to regulate any Bank Subsidiary shall, pursuant to any Federal or state statute, notify such Bank Subsidiary, that such Bank Subsidiary's capital stock has become impaired; or any Bank Subsidiary shall cease to be an insured bank under the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder; or any Insured Subsidiary as of the date hereof shall be required (whether or not the time allowed by the appropriate Federal banking agency for the submission of such plan has been established or elapsed) to submit a capital restoration plan of the type referred to in 12 U.S.C. Section 1831o(b)(2)(C), as amended, reenacted or redesignated from time to time; or the Borrower shall guarantee in writing (voluntarily or otherwise) the capital of any Insured Subsidiary as part of or in connection with any agreement or arrangement with any Federal banking agency other than in connection with obtaining regulatory approval for the acquisition of such Insured Subsidiary;

then, and in any such event, the Lender may, by notice to the Borrower, (i) declare the obligation of the Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Advances and the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances and the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an entry of an order for relief with respect to the Borrower described in clause (e) of this Section, (A) the obligation of the Lender to make Advances shall automatically be terminated and (B) the Advances and the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                  MISCELLANEOUS

          SECTION 7.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement and the Note and the documents referred to herein and therein constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.

          SECTION 7.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, to the respective addresses set forth on the signature pages hereof or at such other address as shall be designated by any party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Lender pursuant to Article II or VII shall not be effective until received by the Lender.

          SECTION 7.03. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 7.04. COSTS, EXPENSES AND INDEMNIFICATION.

          (a) The Borrower agrees to pay and reimburse to the Lender on demand for reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution and delivery and administration of this Agreement, the Note and the other documents to be delivered hereunder and (subject to such limitation as has heretofore been agreed) and the modification, amendment or enforcement thereof, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under or in connection with this Agreement.

          (b) The Borrower hereby indemnifies the Lender and each of its Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby or any use made or proposed to be made with the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other

Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article III are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          SECTION 7.05. ASSIGNMENTS AND PARTICIPATIONS.

          (a) The Lender may, with the consent of the Borrower (which shall not be unreasonably withheld), assign to another Person all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Commitment, the Advances and the Note); PROVIDED, HOWEVER, that no such consent by the Borrower shall be required in the case of any assignment to an Affiliate of the Lender; and PROVIDED, FURTHER, that any such partial assignment shall be in an amount at least equal to $5,000,000 or in an integral multiple of $1,000,000 in excess thereof.

          (b) The Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances and the Note); PROVIDED, HOWEVER, that the Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged.

          (c) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.05, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of its Subsidiaries furnished to the Lender by or on behalf of the Borrower.

          (d) Notwithstanding any other provision set forth in this Agreement, the Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances and the Note) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (e) All amounts payable by the Borrower to the Lender under Sections 2.08(e), 2.10, 2.11, 2.12 and 7.04(b) shall be determined as if the Lender had not sold or agreed to sell any participations in the Advances or the Note or its Commitment and as if the Lender were funding each of such Advances and Commitment in the same way that it is funding the portion of such Advances and Commitment in which no participations have been sold.

          SECTION 7.06. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 7.07. SEVERABILITY. In case any provision in this Agreement or in the Note shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or the Note, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 7.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 7.09. SURVIVAL. The obligations of the Borrower under Sections 2.08(e), 2.10, 2.11, 2.12 and 7.04 shall survive the repayment of the Advances and the termination of the Commitment. Each representation and warranty made or deemed to be made herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading.

          SECTION 7.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 7.11 NO FIDUCIARY RELATIONSHIP. The Borrower acknowledges that the Lender has no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the Note, and the relationship between the Lender and the Borrower is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.

          SECTION 7.12 NO RELIANCE. The Lender represents and warrants that it in good faith has not relied and will not rely upon any margin stock as collateral in entering into this Agreement or making or maintaining the Advances.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           M & T BANK CORPORATION

                                           By  /s/ GARY S. PAUL
                                             Name:  Gary S. Paul
                                             Title:  Senior Vice President

                                           Address for Notices:

                                           M&T Bank Corporation
                                           One M&T Plaza
                                           Buffalo, NY  14240
                                           Attention:  Chief Financial Officer
                                           Telephone:  (716) 842-5844
                                           Fax:  (716) 842-5220

                                           CITIBANK, N.A.

                                           By /s/ KEITH W. WAITT
                                             Name: Keith W. Waitt
                                             Title: Senior Credit Risk Manager

                                           Applicable Lending Office:

                                           399 Park Avenue
                                           New York, NY  10043
                                           Attention:  Bernard Cuda
                                           Telephone:  (212) 559-6347
                                           Facsimile:  (212) 793-5904

                                                                      SCHEDULE I


                   EXISTING CREDIT AGREEMENTS; EXISTING LIENS


M&T Bank Corporation(1)
Existing Agreements

(in thousands)                                                                                             BALANCE
                                                                                                           9/30/99
                                                                                                           -------

        SHORT-TERM BORROWINGS
Federal Funds Purchased and repurchase agreements                                                        $1,370,044
Term Federal Funds                                                                                          $50,000
Advances from Federal Home Loan Banks:
      Funds purchased                                                                                      $250,000
      Variable rates                                                                                        $71,000

Other                                                                                                       $88,987
                                                                                                       -------------

                                                                    Total Short-Term Borrowings          $1,830,031
                                                                                                       =============

        LONG-TERM BORROWINGS

Subordinated notes of Manufacturers and Traders Trust Company:
              8 1/8% due 2002                                                                               $75,000
              7% due 2005                                                                                  $100,000

Preferred capital securities:
     First Empire Capital Trust I - 8.234%                                                                 $150,000
     First Empire Capital Trust II - 8.277%                                                                $100,000
     OnBank Capital Trust I - 9.25%                                                                         $60,000

Advances from Federal Home Loan Banks:
      Variable rates                                                                                     $1,175,000
      Fixed rates                                                                                           $90,563

Other                                                                                                       $24,334
                                                                                                       -------------

                                                                     Total Long-Term Borrowings          $1,774,897
                                                                                                       =============


$25 Million Revolving Credit Agreement between M&T Bank Corporation and BankBoston, N.A.(2)                      $0

Unused portion of Federal Home Loan Bank Advances available                                                 $48,300

(1)  Schedule does not include intercompany borrowings
(2) Agreement to be terminated following the consummation of Citibank, N.A. Credit Agreement

                                                                      EXHIBIT A

                                 [FORM OF NOTE]

U.S.$30,000,000                                        Dated:  _______ __, 1999

         FOR VALUE RECEIVED, the undersigned, M & T BANK CORPORATION, a _________ corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of CITIBANK, N.A. (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Commitment Termination Date (as so defined) the principal sum of U.S.$30,000,000 (THIRTY MILLION UNITED STATES DOLLARS) or, if less, the aggregate outstanding principal amount of the Advances (as defined below) pursuant to the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America at the office of the Lender at 399 Park Avenue, New York, New York 10043, in same day funds. Each Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; PROVIDED, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of November 19, 1999 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) between the Borrower and the Lender. The Credit Agreement contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York, United States.

                                               M & T BANK CORPORATION

                                               By__________________________
                                                 Name:
                                                 Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

===========================================================================================================================
     Date              Amount and Type of              Amount of                   Unpaid of                  Notation
                            Advance                  Principal Paid                Principal                   Made By
                                                       or Prepaid                   Balance
===========================================================================================================================


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